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                                                                    EXHIBIT 10.3


                                    AGREEMENT

                  This Employment Agreement ("Agreement") is made and entered into, at Irvine, California, as of the 17th day of December , 1998, between autobytel.com inc., a corporation duly organized under the laws of the State of Delaware (the "Company"), with offices at 18872 MacArthur Blvd., Irvine, California 92612-1400, and Ann Marie Delligatta (hereinafter referred to as the "Executive"), who resides at 14400 Navarro Place, Orange, California 92689.



                                    RECITALS

                  WHEREAS: The Company currently employs the Executive as Senior Vice President and Chief Technology Officer, subject to the terms and conditions contained in the Severance Agreement dated January 1, 1998 (the "Severance Agreement");

                  WHEREAS: Each of the Executive and the Company desires to terminate the Severance Agreement entered into between Executive and the Company on January 1, 1998 and agree that Executive shall hereafter be employed as the Executive Vice President and Chief Operating Officer of the Company, subject to the following terms and conditions.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and with reference to the above recitals, the parties hereby agree as follows:

                                    ARTICLE 1

                               TERM OF EMPLOYMENT

         The Company hereby employs the Executive as Executive Vice President and Chief Operating Officer of the Company and the Executive hereby accepts such employment by the Company for a period of three (3) years (the "Term") commencing from October 1, 1998 (the "Commencement Date") and expiring upon the third anniversary of the Commencement Date, unless extended at the mutual option of the parties.

                                    ARTICLE 2

                             DUTIES AND OBLIGATIONS

         2.1 During the Term of this Agreement, the Executive shall: (i) devote her full business time, attention and energies to the business of the Company;
(ii) shall use her best efforts to promote the interests of the Company; (iii) shall perform all functions and services as the Executive Vice President and Chief Operating Officer of the Company, including general management and supervision over the operations of the business and employees of the Company;
(iv) shall act in accordance with the policies and directives of the Company as determined from time to time by the Chief Executive Officer and communicated to the Executive in writing; and (v) shall report directly to the Chief Executive Officer.

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         2.2 The Executive covenants and agrees that, while actually employed by the Company, she shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business or commercial nature to any other person or organization, including, but not limited to, providing services to any business that is in competition with or similar in nature to the Company, whether for compensation or otherwise, without the prior written consent of the board of directors of the Company (the
"Board"). However, the expenditure of reasonable amounts of time for educational, charitable, or professional activities shall not be deemed a breach of this Agreement, if those activities do not materially interfere with the services required under this Agreement, and shall not require the prior written consent of the Board. Notwithstanding anything herein contained to the contrary, this Agreement shall not be construed to prohibit the Executive from making passive personal investments or conducting personal business, financial or legal affairs or other personal matters if those activities do not materially interfere with the services required hereunder.

         2.3 The principal location in which the Executive's services are to be performed will be the Irvine, California area. The Executive shall not be required to change such principal location without her consent.


                                    ARTICLE 3

                                  COMPENSATION

         3.1 As compensation for the services to be rendered by the Executive pursuant to this Agreement, the Company hereby agrees to pay the Executive a base salary equal to at least Two Hundred Twenty Five Thousand Dollars ($225,000.00) per year during the Term of this Agreement, which rate shall be reviewed by the Board at least annually and may be increased (but not reduced) by the Board in such amounts as the Board deems appropriate. The base salary shall be paid in substantially equal bimonthly installments, in accordance with the normal payroll practices of the Company.

         3.2 The Company shall provide the Executive with the opportunity to earn an annual bonus for each fiscal year of the Company, occurring in whole or in part during the Term. The annual bonus payable to the Executive shall be in such amount and based on such criteria for the award as may be established by the Board from time to time. Any bonus shall be paid as promptly as practicable following the end of the preceding fiscal year. The Executive shall participate also in all other short-term and long-term bonus or incentive plans or arrangements in which other senior executives of the Company are collectively eligible to participate from time to time. The provisions of this Section 3.2 shall be subject to the provisions of Section 3.5.

         3.3 As further consideration for the services rendered by the Executive during the Term, the Executive shall be granted stock options to purchase shares of the Company's common stock on the terms and conditions set forth in the attached Schedule A (each an "Option").

         3.4 The Company shall have the right to deduct or withhold from the compensation due to the Executive hereunder any and all sums required for federal income and employee social security taxes and all state or local income taxes now applicable or that may be enacted and become applicable during the Term.

         3.5 In the event the Company becomes a "publicly held corporation" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the Company may provide for shareholder approval of any performance based compensation provided herein which is first created after the Company becomes so "publicly held," and may provide for the establishment of a compensation committee to establish any applicable performance goals and determine whether such performance goals have been met.


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

                                    ARTICLE 4

                                EMPLOYEE BENEFITS

         4.1 The Company agrees that the Executive shall be entitled to all ordinary and customary perquisites afforded to executive employees of the Company, at the Company's sole expense (except to the extent employee contribution may be required under the Company's benefit plans as they may now or hereafter exist), which shall in no event be less than the benefits afforded to the Executive on the date hereof and the other executive employees of the Company as of the date hereof or from time to time, but in any event shall include any qualified or non-qualified pension, profit sharing and savings plans, any death benefit and disability benefit plans, life insurance coverages, any medical, dental, health and welfare plans or insurance coverages and any stock purchase programs that are approved by the Board on terms and conditions at least as favorable as provided to the Executive on the date hereof and other senior executives of the Company as of the date hereof or from time to time.

         4.2 The Executive shall be entitled to four (4) weeks of paid vacation for each year of her employment hereunder, which, to the extent unused in any given year, may be carried over in accordance with the policies of the Company then in effect. Notwithstanding anything to the contrary, however, the Executive shall be entitled to carry over any unused vacation for a period not less than two (2) years.


                                    ARTICLE 5

                                BUSINESS EXPENSES

         5.1 The Company shall pay or reimburse the Executive for all reasonable and authorized business expenses incurred by the Executive during the Term; such payment or reimbursement shall not be unreasonably withheld so long as said business expenses have been incurred for and promote the business of the Company and are normally and customarily incurred by employees in comparable positions at other comparable businesses in the same or similar market. Notwithstanding the above, and except as otherwise provided in Section 4.4 hereof, the Company shall not pay or reimburse the Executive for the costs of any membership fees or dues for private clubs, civic organizations, and similar organizations or entities, unless such organizations and the fees and costs associated therewith have first been approved in writing by the Board.

         5.2 The Company shall reimburse the Executive for expenses incurred with business-related travel.

         5.3 As a condition to reimbursement under this Article 5, the Executive shall furnish to the Company adequate records and other documentary evidence required by federal and state statutes and regulations for the substantiation of each expenditure. The Executive acknowledges and agrees that failure to furnish the required documentation may result in the Company denying all or part of the expense for which reimbursement is sought.


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                                    ARTICLE 6

                            TERMINATION OF EMPLOYMENT

         6.1 Termination for Cause. The Board may, during the Term, without notice to the Executive, terminate this Agreement and discharge the Executive for Cause, whereupon the respective rights and obligations of the parties hereunder shall terminate; provided, however, that the Company shall immediately pay the Executive any amount due and owing pursuant to Articles 3, 4, and 5, prorated to the date of termination. As used herein, the term "for Cause" shall refer to the termination of the Executive's employment as a result of any one or more of the following: (i) any conviction of the Executive for a felony; (ii) the gross willful misconduct of the Executive which has a direct and material injurious effect on the business or reputation of the Company; (iii) the gross dishonesty of the Executive which is directly and materially injurious to the business and reputation of the Company; or (iv) Failure to consistently discharge her duties under this Agreement or as assigned by the Company from time to time which failure continues for thirty (30) days following written notice from the Company detailing the Company's expectations of Executive's performance and the area or areas in which such expectations have not been met. For purposes of this Section 6.1, no act or failure to act, on the part of the Executive, shall be considered "willful" if it is done, or omitted to be done, by the Executive in good faith or with reasonable belief that her action or omission was in the best interest of the Company.

         6.2 Termination Without Cause. Anything in this Agreement to the contrary notwithstanding, the Board shall have the right, at any time in its sole and subjective discretion, to terminate this Agreement without Cause upon not less than thirty (30) days prior written notice to the Executive. The term "termination without Cause" shall mean the termination of the Executive's employment for any reason other than those expressly set forth in Section 6.1, or no reason at all, and shall also mean the Executive's decision to terminate this Agreement by reason of any act, decision or omission by the Company or the Board that: (A) materially modifies, reduces, changes, or restricts the Executive's salary, bonus opportunities, options or other compensation benefits or perquisites, or the Executive's authority, functions, services, duties, rights, and privileges as, or commensurate with the Executive's position as, Executive Vice President and Chief Operating Officer of the Company as described in Section 2.1 hereof; (B) relocates the Executive without her consent from the Company's offices located at 18872 MacArthur Boulevard, Irvine, California, 92612-1400 to any other location in excess of fifty (50) miles beyond the geographic limits of Irvine, California; (C) deprives the Executive of her titles and positions of Executive Vice President and Chief Operating Officer of the Company; or (D) involves or results in any failure by the Company to comply with any provision of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive (each a "Good Reason"). In the event the Company or the Executive shall exercise the termination right granted pursuant to this Section 6.2, the Company shall, within thirty (30) days of notice of termination to or from the Executive (as the case may be), pay to the Executive in a single lump-sum payment the base salary that would have been received by the Executive if she had remained employed by the Company for the remaining balance of the Term. The Company also shall (i) continue to provide to the Executive and her beneficiaries, at its sole cost, the insurance coverages referred to in Section 4.1 above, and (ii) pay to the Executive in a single lump-sum payment the aggregate cost of the benefits (other than insurance coverages) under Section 4.1 hereof, in each case to the extent she would have received such insurance coverages and benefits had she remained employed by the Company for the remaining balance of the Term.


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         6.3 Termination for Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Term. If the Company determines in good faith that the Disability (as defined below) of the Executive has occurred during the Term, it shall give written notice to the Executive of its intention to terminate her employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive, provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of her duties.

                  For purposes of this Agreement, "Disability" shall mean the inability of the Executive to perform her duties to the Company on account of physical or mental illness or incapacity for a period of sixty (60) consecutive calendar days, or for a period of one hundred eighty (180) calendar days, whether or not consecutive, during any three hundred sixty-five (365) day period.

         6.4 Termination by Executive. In the event the Executive voluntarily terminates her employment hereunder other than for Good Reason, the respective rights and obligations of the parties hereunder shall terminate; provided, however, that the Company shall immediately pay the Executive any amount due and owing pursuant to Articles 3, 4, and 5, prorated to the date of termination.

         6.5 Anything in this Agreement to the contrary notwithstanding, upon the Executive's termination under this Article 6, the Company's obligations with respect to any stock option to purchase shares of the Company's common stock granted to the Executive shall be determined by the terms and conditions of such option as set forth in the Executive's written option agreement regarding such option, which shall be fully consistent with the terms and conditions set forth in attached Schedule A with respect to the options described therein.


                                    ARTICLE 7

                           INDEMNIFICATION; INSURANCE

         7.1 If the Executive is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, or appeal therefrom, whether civil, criminal, administrative, investigative or otherwise, because she is or was an officer of the Company, or at the express request of the Company is or was serving, for purposes reasonably understood by her to be for the Company, as a director, officer, partner, employee, agent or trustee (or in any other capacity of an association, corporation, general or limited partnership, joint venture, trust or other entity), the Company shall indemnify the Executive against any reasonable expenses (including attorneys' fees and disbursements), and any judgments, fines and amounts paid in settlement incurred by her in connection with such claim, action, suit, proceeding or appeal therefrom to the extent such expenses, judgments, fines and amounts paid in settlement were not advanced by the Company on her behalf pursuant to subsection (b) below, to the fullest extent permitted under Delaware law

         7.2 Provided that Executive shall first have agreed to in writing to repay such amounts advanced if it is determined by an arbitrator or court of competent jurisdiction that the Executive was not entitled to indemnification, upon the written request of the Executive specifying the amount of a requested advance and the intended use thereof, the Company shall indemnify Executive for her expenses (including attorneys' fees and disbursements), judgments, fines and amounts paid in settlement incurred by her in connection with such claim, action, suit, proceeding or appeal whether civil, criminal, administrative, investigative or otherwise,


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

in advance of the final disposition of any such claim, action, suit, proceeding or appeal therefrom to the fullest extent permitted under Delaware law.


                                    ARTICLE 8

                              RESTRICTIVE COVENANTS

         8.1 Covenant Not to Disclose Confidential Information. During the Term and following termination of this Agreement, the Executive agrees that, without the Company's prior written consent, she will not use or disclose to any person, firm, association, partnership, entity or corporation, any confidential information concerning: (i) the business operations or internal structure of the Company; (ii) the customers of the Company; (iii) the financial condition of the Company; and (iv) other confidential information pertaining to the Company, including without limitation, trade secrets, technical data, marketing analyses and studies, operating procedures, customer and/or inventor lists, or the existence or nature of any of the Company's agreements (other than this Agreement and any other option or compensation related agreements involving the Executive); provided, however, that the Executive shall be entitled to disclose such information: (i) to the extent the same shall have otherwise become publicly available (unless made publicly available by the Executive); (ii) during the course of or in connection with any actual or potential litigation, arbitration, or other proceeding based upon or in connection with the subject matter of this Agreement; (iii) as may be necessary or appropriate to conduct her duties hereunder, provided the Executive is acting in good faith and in the best interest of the Company; or (iv) as may be required by law or judicial process.

         8.2 Covenant Not to Compete. The Executive acknowledges that she has established and will continue to establish favorable relations with the customers, clients and accounts of the Company and will have access to trade secrets of the Company. Therefore, in consideration of such relations and to further protect trade secrets, directly or indirectly, of the Company, the Executive agrees that during the Term and for a period of one (1) year from the date of termination of the Executive, the Executive will not, directly or indirectly, without the express written consent of the Board:

                  (i) own or have any interest in or act as an officer, director, partner, principal, employee, agent, representative, consultant or independent contractor of, or in any way assist in, any business which is engaged, directly or indirectly, in any business competitive with the Company in those automotive markets and/or automotive products lines in which the Company competes within each county of the State of California and in the United States at any time during the Term, or become associated with or render services to any person, firm, corporation or other entity so engaged ("Competitive Businesses"); provided, however; that the Executive may own without the express written consent of the Company not more than two (2) percent of the issued and outstanding securities of any company or enterprise whose securities are listed on a national securities exchange or actively traded in the over-the-counter market;

                  (ii) solicit clients, customers or accounts of the Company for, on behalf of or otherwise related to any such Competitive Businesses or any products related thereto; or

                  (iii) solicit any person who is or shall be in the employ or service of the Company (or within 12 months of any such solicitation was in the employ or service of the Company) to leave such employ or service for employment with the Executive or an affiliate of the Executive or to become employed with any other business.


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

Notwithstanding the foregoing, if any court determines that the covenant not to compete, or any part thereof, is unenforceable because of the duration of such provision or the geographic area or scope covered thereby, such court shall have the power to reduce the duration, area or scope of such provision to the extent necessary to make the provision enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.

         8.3 Specific Performance. Recognizing the irreparable damage will result to the Company in the event of the breach or threatened breach of any of the foregoing covenants and assurances by the Executive contained in Sections
8.1 and 8.2 hereof, and that the Company's remedies at law for any such breach or threatened breach may be inadequate, the Company and its successors and assigns, in addition to such other remedies which may be available to them, shall be entitled to an injunction to be issued by any court of competent jurisdiction ordering compliance with this Agreement or enjoining and restraining the Executive, and each and every person, firm or company acting in concert or participation with her, from the continuation of such breach. The obligations of the Executive and rights of the Company pursuant to this Article 8 shall survive the termination of this Agreement. The covenants and obligations of the Executive set forth in this Article 9 are in addition to and not in lieu of or exclusive of any other obligations and duties the Executive owes to the Company, whether expressed or implied in fact or law.


                                    ARTICLE 9

                               GENERAL PROVISIONS

         9.1 This Agreement and attached schedules (which are incorporated herein and shall be treated as part hereof) are intended to be the final, complete and exclusive agreement between the parties relating to the employment of the Executive by the Company with respect to the Term and all prior or contemporaneous understandings, representations and statements, oral or written, are merged herein. Notwithstanding anything to the contrary, the terms and conditions of any stock option agreements signed by the Executive prior to the date hereof shall remain in effect. No modification waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

         9.2 No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition nor as a waiver of a similar or dissimilar condition or provision at the same time or at any prior or subsequent time.

         9.3 The rights under this Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.


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

         9.4 Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing. Such notice shall be personally served, sent by telegram, tested telex, fax or cable, or sent prepaid by either registered or certified mail with return receipt requested or Federal Express and shall be deemed given (i) if personally served or by Federal Express, when delivered to the person to whom such notice is addressed, (ii) if given by telegram, telex, fax or cable, when sent, or (ii) if given by mail, two (2) business days following deposit in the United States mail. Any notice given by telegram, telex, fax or cable shall be confirmed in writing by overnight mail or Federal Express within forty-eight
(48) hours after being sent. Such notices shall be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party shall otherwise direct.

                  If to the Company:     autobytel.com inc.
                                         18872 MacArthur Boulevard
                                         Irvine, California 92612-1400
                                         Attn: Chief Executive Officer

                  If to the Executive:   Ann Marie Delligatta
                                         1440 Navarro Place
                                         Orange, California 92689

         9.5 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto. Notwithstanding the foregoing, Executive may not assign her obligations hereunder.

         9.6 This Agreement shall be construed and enforced in accordance with the laws of the State of California, without giving effect to the principles of conflict of laws thereof, except that the indemnification provisions of Section
8.2 shall be governed by Delaware law without regard to conflict of laws principles.

         9.7 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

         9.8 The provisions of this Agreement are agreed to be severable, and if any provision, or application thereof, is held invalid or unenforceable, then such holding shall not effect any other provision or application.

         9.9 As used herein, and as the circumstances require, the plural term shall include the singular, the singular shall include the plural, the neuter term shall include the masculine and feminine genders, and the masculine term shall include the neuter and the feminine genders.

         9.10 Any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, shall be settled by binding arbitration in the City of Irvine, California, in accordance with the rules then in effect of the American Arbitration Association, and the arbitrator's decision shall be binding and final, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party hereto shall pay its or their own expenses incident to the negotiation, preparation and resolution of any controversy or claim arising out of, or related to, this Agreement, or the breach thereof, provided, however, the Company shall pay and be solely responsible for any attorneys' fees and expenses and court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise


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

failed to perform this Agreement or any provision hereof to be performed by the Company if the Executive prevails in the contest in whole or in part.


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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                     autobytel.com inc.


                                                     By /s/ Mark W. Lorimer
                                                        -----------------------
                                                        Mark W. Lorimer
                                                        President
                                                        Chief Executive Officer



                                                     Executive

                                                     /s/ Ann Marie Delligatta
                                                     ---------------------------
                                                     Ann Marie Delligatta


                  [Remainder of page intentionally left blank]


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

                                   SCHEDULE A

         As further consideration for the services rendered by the Executive during the Term, the Executive shall be granted Options on the terms and conditions set forth below, effective as of December 17, 1998. Each such Option shall be effective upon such grant effective date.

         1. Regular 1998 Options. The Executive shall be granted Options to purchase one hundred thousand (100,000) shares of the Company's common stock (the "Regular 1998 Options") under the Company's 1998 Stock Option Plan. The Regular 1998 Options shall have a ten (10) year term (the " Regular 1998 Option Term") of exercise and, except as otherwise provided herein, shall remain exercisable following vesting for the full term. The exercise price of an Option granted as a Regular 1998 Option shall be equal to the fair market value per share of the Company's common stock (as determined by the Company) as of the date such Option is granted.

         (a) Vesting. The Regular 1998 Options shall vest based on the continued employment of the Executive in equal installments of fifty (50) percent of the number of subject shares on each of December 17, 1999 and December 17, 2000.

         (b) Payment Upon Exercise. Payment for the shares subject to any Regular 1998 Option may be tendered in cash or by certified, bank cashier's or teller's check or by shares of the Company's common stock (valued at fair market value (as determined by the Company) as of the date of tender) already owned by the Executive, or some combination of the foregoing or such other form of consideration which has been approved by the Board, including any approved cashless exercise mechanism or a promissory note given by the Executive.

         (c) Termination for Cause. As of the date of the Executive's termination for Cause under Section 6.1 of this Agreement, any unvested or unexercised portion of the Regular 1998 Options shall terminate immediately and shall be of no further force or effect.

         (d) Termination Without Cause or for Good Reason. As of the date of the Executive's termination by the Company without Cause or by the Executive for Good Reason under Section 6.2 of this Agreement, any unvested portion of the Regular 1998 Options shall become immediately and fully vested and exercisable from such termination of employment until the date that is two (2) years following the termination date.

         (e) Termination due to Death or Disability. As of the date of the Executive's termination due to death or Disability under Section 6.3 of this Agreement, any unvested portion of the Regular 1998 Options shall become immediately and fully vested and exercisable. Any previously vested but unexercised Regular 1998 Options shall remain exercisable from the date of such termination of employment until the end of the Regular 1998 Option Term or, if earlier, the date that is two (2) years following the termination date.

          (f) Termination Without Good Reason. As of the date of any voluntary termination of employment with the Company by the Executive other than due to death or Disability, and other than for Good Reason, any unvested portion of the Regular 1998 Options shall terminate immediately and shall be of no further force or effect. Any previously vested but unexercised Regular 1998 Options shall remain exercisable from the date of such termination of employment until the end of the Regular 1998 Option Term or, if earlier, the date that is one (1) year following the termination date.


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

         (g) Termination Prior to or Following a Change of Control. In the event of a Change of Control while the Executive is employed by the Company, or the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason within six (6) months prior to a Change of Control during the Term, any unvested installment of the Regular 1998 Options shall immediately vest and become exercisable from the date of such Change of Control, or if earlier the date of termination, until the date that is two (2) years following (i) the Change of Control date, or (ii) if earlier the date of termination. For purposes of this Agreement "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation but not including any initial or secondary public offering) in one or a series of related transactions of all or substantially all of the assets of the Company taken as a whole to any person (a "Person") or group of persons acting together (a "Group") (other than any of the Company's wholly-owned subsidiaries, any Company employee pension or benefits plan, or any person or entity owning at least five (5) percent of the common stock of the Company as of October 1,
1998), (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transactions (including any stock or other purchase, sale, acquisition, disposition, merger or consolidation, but not including any initial or secondary public offering) the result of which is that any Person or Group (other than any of the Company's wholly-owned subsidiaries, any Company employee pension or benefits plan, or any person or entity owning at least five (5) percent of the common stock of the Company as of October 1,
1998), becomes the beneficial owners of more than 40 percent of the aggregate voting power of all classes of stock of the Company having the right to elect directors under ordinary circumstances; or (iv) the first day on which a majority of the members of the Board are not individuals who were nominated for election or elected to the Board with the approval of two-thirds of the members of the Board just prior to the time of such nomination or election.

         2. 1998 Performance Options. The Executive also shall be granted Options to purchase two hundred thousand (200,000) shares of the Company's common stock (the "1998 Performance Options") under the Company's 1998 Stock Option Plan. The 1998 Performance Options shall vest in six (6) installments with thirty thousand (30,000) shares subject to each of the first and second installments and thirty-five thousand (35,000) shares subject to each of the third, fourth, fifth and sixth installments. The 1998 Performance Options shall have a ten (10) year term (the "1998 Performance Option Term") of exercise and, except as otherwise provided herein shall remain exercisable following vesting for the full term. The exercise price of an Option granted as a 1998 Performance Option shall be equal to the fair market value (as determined by the Company) per share of the Company's common stock as of the date of grant (the "Exercise Price").

         (a) Vesting. Each installment of 1998 Performance Options shall vest based on the continued employment of the Executive through the seventh anniversary of the date the installment of 1998 Performance Options vested; provided, however, that following an effective initial public offering by the Company (the "IPO") and based on the continued employment of the Executive the vesting of the 1998 Performance Options shall accelerate as follows:

                  (i) the first installment will vest immediately and fully upon the first six (6) month anniversary of the date of grant, or any six month anniversary of such date thereafter, following the IPO if the average trading price (as determined by averaging either the closing price or bid-ask midpoint) of the Company's common stock for the ten trading days (the "Average Trading Price") preceding any such anniversary date exceeds the Exercise Price by at least Six Dollars and Sixty Cents ($6.60);

                  (ii) the second installment will vest immediately and fully upon the first one (1) year anniversary of the date of grant, or any six month anniversary of such date thereafter, following the IPO if the Average Trading Price preceding any such anniversary date exceeds the Exercise Price by at least Thirteen Dollars and Twenty Cents ($13.20);


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                  (iii) the third installment will vest immediately and fully upon the first eighteen (18) month anniversary of the date of grant, or any six month anniversary of such date thereafter, following the IPO if the Average Trading Price preceding any such anniversary date exceeds the Exercise Price by at least Nineteen Dollars and Eighty Cents ($19.80);

                  (iv) the fourth installment will vest immediately and fully upon the first two (2) year anniversary of the date of grant, or any six month anniversary of such date thereafter, following the IPO if the Average Trading Price preceding any such anniversary date exceeds the Exercise Price by at least Twenty-Six Dollars and Forty Cents ($26.40);

                  (v) the fifth installment will vest immediately and fully upon the first two and half year anniversary of the date of grant, or any six month anniversary of such date thereafter, following the IPO if the Average Trading Price preceding any such anniversary date exceeds the Exercise Price by at least Thirty-three Dollars ($33.00); and

                  (vi) the sixth installment will vest immediately and fully upon the first three (3) year anniversary of the date of grant, or any six month anniversary of such date thereafter, following the IPO if the Average Trading Price preceding any such anniversary date exceeds the Exercise Price by at least Thirty-nine Dollars and Sixty Cents ($39.60).

         (b) Payment Upon Exercise. Payment for the shares subject to any 1998 Performance Option may be tendered in cash or by certified, bank cashier's or teller's check or by shares of the Company's common stock (valued at fair market value (as determined by the Company) as of the date of tender) already owned by the Executive, or some combination of the foregoing or such other form of consideration which has been approved by the Board, including any approved cashless exercise mechanism or a promissory note given by the Executive.

         (c) Termination for Cause. As of the date of the Executive's termination for Cause under Section 6.1 of this Agreement, any unvested or unexercised portion of the 1998 Performance Options shall terminate immediately and shall be of no further force or effect.

          (d) Termination Without Cause or for Good Reason. If the Company has not effected an IPO as of the date of the Executive's termination by the Company without Cause or by the Executive for Good Reason under Section 6.2 of this Agreement, any unvested portion of the 1998 Performance Options shall become immediately and fully vested and exercisable as of the date of such termination. Any shares subject to the 1998 Performance Options that become vested and exercisable in accordance with the foregoing and any previously vested but unexercised 1998 Performance Options shall remain exercisable from the date of such termination of employment until the date that is one (1) year following the termination date. If the Company has effected an IPO as of the date of the Executive's termination by the Company without Cause or by the Executive for Good Reason under Section 6.2 of this Agreement, any unvested portion of the 1998 Performance Options shall become immediately and fully vested and exercisable to the extent the stock price targets in Paragraph 2.(a)(i)-(vi) above are met on the termination date or as of the immediately preceding six (6) month anniversary of the date of grant, or as of the six (6) month anniversary of the grant date following such termination. Any shares subject to the 1998 Performance Options that become vested and exercisable in accordance with the foregoing and any previously vested but unexercised 1998 Performance Options shall remain exercisable from the date of such termination of employment until the date that is one (1) year following the termination date, provided, however, that if the Average Trading Price as of the date of termination exceeds the Company's IPO initial offering price by at least thirty (30) percent, the vested and unexercised 1998 Performance Options shall remain exercisable until the date that is two (2) years following the termination date.


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

         (e) Due to Death or Disability. If the Company has not effected an IPO as of the date of the Executive's termination due to death or Disability under
Section 6.3 of this Agreement, as of the date of such termination of the Executive any unvested portion of the 1998 Performance Options shall become immediately and fully vested and exercisable. If the Company has effected an IPO as of such termination date, any unvested portion of the 1998 Performance Options shall become vested and exercisable to the extent the stock price targets in Paragraph 2.(a)(i)-(vi) above are met on the termination date or as of the immediately preceding six (6) month anniversary of the date of grant, or as of the six (6) month anniversary of the grant date following such termination. Any shares subject to the 1998 Performance Options that become vested and exercisable in accordance with the foregoing and any previously vested but unexercised 1998 Performance Options shall remain exercisable from the date of such termination of employment until the date that is one (1) year following the termination date, provided, however, that if the Average Trading Price as of the date of termination exceeds the Company's IPO initial offering price by at least thirty (30) percent, the vested and unexercised 1998 Performance Options shall remain exercisable until the date that is two (2) years following the termination date.

         (f) Termination Without Good Reason. Regardless of whether the Company has or has not effected an IPO as of the date of any voluntary termination of employment with the Company by the Executive other than due to death or Disability and other than for Good Reason, as of the date of such termination by the Executive any unvested portion of the 1998 Performance Options shall terminate immediately and shall be of no further force or effect. Any previously vested but unexercised 1998 Performance Options shall remain exercisable from the date of such termination of employment until the date that is one (1) year following the termination date, provided, however, that if the Average Trading Price as of the date of termination exceeds the Company's IPO initial offering price by at least thirty (30) percent, the vested and unexercised 1998 Performance Options shall remain exercisable until the date that is two (2) years following the termination date.

          (g) Change of Control. In the event of a Change of Control while the Executive is employed by the Company, or the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason within six (6) months prior to a Change of Control during the Term, any otherwise unvested installment of the 1998 Performance Options shall immediately vest and become exercisable to the extent (i) the installment meets the applicable stock price targets in Paragraph 2.(a)(i)-(vi) above based on the Average Trading Price at the time of or within six (6) months of the Change of Control but without regard to any anniversary of the installment's grant date if the Company has effected an IPO as of the date of the Change of Control; or (ii) the fair market value (as determined by an independent appraiser designated by the Company) per share of the Company's common stock exceeds the Exercise Price of the installment by an amount equal to or greater than the applicable dollar amount for the installment as set forth in 2.(a)(i)-(vi) above if the Company has not effected an IPO as of the date of the Change of Control. Any shares subject to the 1998 Performance Options that become vested and exercisable in accordance with the foregoing and any previously vested but unexercised 1998 Performance Options shall be at the Executive's option either cashed out based on a value per share determined in accordance with (i) or (ii) of this clause
(g), as applicable, or remain exercisable from the date of such Change of Control until the date that is one (1) year following the Change of Control date, provided, however, that if the Average Trading Price as of the date of the Change of Control exceeds the Company's IPO initial offering price by at least thirty (30) percent, the vested and unexercised 1998 Performance Options shall remain exercisable until the date that is two (2) years following the Change of Control date.


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